                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- - --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                    GZA GeoEnvironmental Technologies, Inc.
                (Name of Registrant as Specified In Its Charter)

                    GZA GeoEnvironmental Technologies, Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

- - --------------------------------------------------------------------------------

                    GZA GEOENVIRONMENTAL TECHNOLOGIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JULY 11, 1995

     Please take notice that the Annual Meeting of Stockholders of GZA GeoEnvironmental Technologies, Inc. (the "Company") will be held at the Sheraton Needham Hotel, 100 Cabot Street, Needham, Massachusetts on Tuesday, July 11, 1995, commencing at 10:00 a.m. local time, for the following purposes:

          1. To elect three Class I directors of the Company, each for a three-year term.

          2.  To approve the Company's 1995 Stock Incentive Plan.

          3. To increase the number of shares reserved for issuance under the Company's 1992 Employee Stock Purchase Plan by 100,000 shares.

          4. To ratify the appointment of Coopers & Lybrand as the Company's independent public accountants for the fiscal year ending February 29, 1996.

          5. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on May 26, 1995 as the record date for the meeting. Only stockholders of record as of such date will be entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof.

                                            By Order of the Board of Directors

                                            LINDA TAYLOR
                                            Secretary

June 19, 1995

                            YOUR VOTE IS IMPORTANT.

                   PLEASE SIGN AND RETURN THE ENCLOSED PROXY,
             WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                    GZA GEOENVIRONMENTAL TECHNOLOGIES, INC.

                               320 NEEDHAM STREET
                          NEWTON UPPER FALLS, MA 02164

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 11, 1995

                                  INTRODUCTION

     This Proxy Statement is being furnished to stockholders of GZA GeoEnvironmental Technologies, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Sheraton Needham Hotel, 100 Cabot Street, Needham, Massachusetts on Tuesday, July 11, 1995, commencing at 10:00 a.m. local time, and at any adjournments thereof.

     At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the election of three Class I directors of the Company, to approve the Company's 1995 Stock Incentive Plan, to increase the number of shares reserved for issuance under the 1992 Employee Stock Purchase Plan, and to ratify the appointment of Coopers & Lybrand as the Company's auditors for the Company's 1996 fiscal year.

     The Board of Directors of the Company has fixed the close of business on May 26, 1995 as the record date for the Annual Meeting. Only stockholders of record as of such date will be entitled to receive notice of, and to vote at, the Annual Meeting. At such date, there were 3,838,842 shares of common stock, par value $.01 per share, of the Company ("Common Stock") outstanding and entitled to vote.

     Reference to the Company in this Proxy Statement shall, unless the context does not permit, include the Company and its direct and indirect subsidiaries, including, without limitation, GZA GeoEnvironmental, Inc. ("GZA
GeoEnvironmental"), GZA Remediation, Inc. ("GZA Remediation"), and GZA Drilling, Inc. ("GZA Drilling").

     The date on which this Proxy Statement and the accompanying form of proxy are first being sent or given to stockholders of the Company is on or about June 19, 1995.

PROXIES

     Each copy of this Proxy Statement is accompanied by a form of proxy which is being solicited by the Board of Directors of the Company. You are requested to complete, sign, date, and promptly return the accompanying form of proxy in the self-addressed envelope provided. Shares of Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions therein.

     If instructions to the contrary are not contained therein, proxies will be voted: FOR the election of Donald T. Goldberg, Thomas W. Philbin and Irvine G. Reinig II as Class I directors of the Company; FOR the approval of the Company's 1995 Stock Incentive Plan; FOR the increase of shares reserved for issuance under the Company's 1992 Employee Stock Purchase Plan; and FOR ratifying the appointment of Coopers & Lybrand as the Company's auditors for the 1996 fiscal year.

     Any proxy signed and returned by a stockholder may be revoked at any time before it is voted, by giving written notice of such revocation to the Company's Secretary at its principal executive offices, by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. The

Company's principal executive offices are located at 320 Needham Street, Newton Upper Falls, Massachusetts 02164.

     Holders of Common Stock are entitled to one vote for each share held on each matter submitted to a vote. Votes withheld from any nominee for election as director, abstentions, and broker "non-votes" will be counted as present or represented at the meeting for purposes of determining the presence or absence of a quorum for the meeting. A broker "non-vote" occurs when a broker or other nominee who holds shares for a beneficial owner withholds his or her vote on a particular proposal with respect to which the nominee does not have discretionary voting power or instructions from the beneficial owner. Abstentions with respect to a proposal are included in the number of shares voting on such proposal. "Non-votes" are not so included. An automated system administered by the Company's transfer agent tabulates the votes.

     The cost of proxy solicitation will be borne by the Company. It is contemplated that proxies will be solicited principally through use of the mails, but officers, directors and regular employees of the Company may, without additional compensation, solicit proxies personally or by telephone, telegraph or special letter. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of shares held of record by them.

OTHER MATTERS TO BE CONSIDERED

     As of the date of the Proxy Statement, the Board of Directors of the Company does not know of any matters not set forth herein that may be presented for consideration at the Annual Meeting. If any other such matters are properly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, each containing, insofar as possible, an equal number of directors. Directors are elected for three-year terms, with the term of one of the three classes expiring each year, concurrently with the Company's Annual Meeting. The number of directors constituting the full Board of Directors of the Company is currently ten, consisting of three Class I directors, four Class II directors, and three Class III directors.

     The term of the Company's Class III directors, Timothy W. Devitt, Paul F. Gorman and Michael A. Powers, expires in 1996. The term of the Company's Class II directors, M. Joseph Celi, Lawrence Feldman, Lewis Mandell and Leonard M. Seale, expires in 1997.

     The term of Donald T. Goldberg, Thomas W. Philbin and Irvine G. Reinig II, the Company's current Class I directors, expires immediately following the 1995 Annual Meeting, and the Board has nominated Messrs. Goldberg, Philbin and Reinig for reelection as Class I directors. If they are elected, the terms of Messrs. Goldberg, Philbin and Reinig will expire in 1998.

     If a quorum is present at the 1995 Annual Meeting, a plurality of the votes cast will be required to elect as Class I directors the nominees of the Board of Directors, Messrs. Goldberg, Philbin and Reinig. The Board of Directors recommends that stockholders vote FOR the proposal to elect Messrs. Goldberg, Philbin and Reinig as Class I directors.

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information concerning each director of the Company continuing in office, each nominee for election as director, and each executive officer of the Company, including information regarding executive offices held by such persons with the Company's operating subsidiaries.


      NAME OF INDIVIDUAL         AGE                  PRINCIPAL POSITION
- - ------------------------------   ----   -----------------------------------------------
Donald T. Goldberg............    66    Chairman of the Board of Directors and Chief
                                          Executive Officer of the Company
Leonard M. Seale..............    65    Director, President and Chief Operating Officer
                                        of the Company; President and Chief Operating
                                          Officer of GZA GeoEnvironmental; President of
                                          GZA Drilling
M. Joseph Celi................    61    Director of the Company; President of GZA
                                          Remediation
Richard M. Simon..............    49    Executive Vice President -- Professional
                                        Practice of GZA GeoEnvironmental
John E. Ayres.................    58    Executive Vice President -- Business
                                        Development of GZA GeoEnvironmental
Irvine G. Reinig II...........    48    Director of the Company; Senior Vice President
                                        of GZA GeoEnvironmental
Michael A. Powers.............    48    Director of the Company; Senior Vice President
                                        of GZA GeoEnvironmental
Lawrence Feldman..............    47    Director of the Company; Senior Vice President
                                        of GZA GeoEnvironmental
Joseph P. Hehir...............    50    Senior Vice President, Chief Financial Officer
                                        and Treasurer of the Company
Lewis Mandell(1)..............    52    Director of the Company
Thomas W. Philbin(1)..........    56    Director of the Company
Paul F. Gorman(2).............    71    Director of the Company
Timothy W. Devitt(2)..........    50    Director of the Company

- - ---------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

     Donald T. Goldberg has served as the Company's Chairman of the Board and its Chief Executive Officer since 1989. Mr. Goldberg also served as President of GZA GeoEnvironmental from 1966 to 1990 and from 1992 to 1993.

     Leonard M. Seale has been President and Chief Operating Officer of the Company since 1993, President and Chief Operating Officer of GZA GeoEnvironmental since 1993, and President of GZA Drilling since 1994. Mr. Seale was Senior Vice President -- Operations of the Company from 1991 to 1993. From 1989 to 1991, Mr. Seale held several senior positions, including President and Chief Executive Officer, with Certified Engineering and Testing Company, Inc., an environmental and industrial hygiene consulting firm. He also served as an independent consultant, principally to environmental services companies.

     M. Joseph Celi has been a director of the Company and President of GZA Remediation since 1991. From 1984 to 1990, Mr. Celi was President and Chief Executive Officer of The Carlson Group, an architectural, engineering and construction firm. From 1990 to 1991, Mr. Celi served as a consultant to the construction and engineering industries.

     Richard M. Simon has been Executive Vice President -- Professional Practice of GZA GeoEnvironmental since 1992. Dr. Simon was a director of the Company from 1989 to 1993, and a Senior Vice President of GZA GeoEnvironmental from 1986 to 1992. Dr. Simon served as Central New England Regional Manager of GZA GeoEnvironmental from 1990 to 1993.

     John E. Ayres has been Executive Vice President -- Business Development of GZA GeoEnvironmental since 1992. Mr. Ayres was a director of the Company from 1989 to 1993 and President of GZA GeoEnvironmental from 1989 to 1992.

     Irvine G. Reinig II has been a director of the Company since 1992 and a Senior Vice President of GZA GeoEnvironmental since 1990. Mr. Reinig served as the New York Regional Manager of GZA GeoEnvironmental from 1990 to 1994.

     Michael A. Powers has been a director of the Company since 1993. Mr. Powers has been a Senior Vice President and the Chief Environmental Engineer of GZA GeoEnvironmental since 1986.

     Lawrence Feldman has been a director of the Company since 1994 and a Senior Vice President of GZA GeoEnvironmental since 1991. Dr. Feldman has served as the Manager of the Worcester, Massachusetts office of GZA GeoEnvironmental since 1993.

     Joseph P. Hehir has been the Chief Financial Officer and Treasurer of the Company since 1993 and a Senior Vice President of the Company since April 1995. Mr. Hehir has been Treasurer of GZA GeoEnvironmental since 1988 and was a Senior Vice President of GZA GeoEnvironmental from 1990 to 1995.

     Lewis Mandell has been a director of the Company since 1991. Dr. Mandell has been a professor of finance and political science at the University of Connecticut since 1980. He serves as a director of the Variable Annuities of Traveler's Corporation. Dr. Mandell has accepted the position of Dean of the Business School of Marquette University, beginning in July 1995. He intends to continue as a member of the Board of Directors of GZA.

     Thomas W. Philbin has been a director of the Company since 1993. Dr. Philbin has been the President and a director of HEC, Inc., an energy conservation consulting firm, since 1991. Dr. Philbin was the Executive Director of Brown, Rudnick, Freed & Gesmer, a Boston law firm, from 1988 to 1990. Dr. Philbin was President of CompuChem Laboratories, Inc., an analytical laboratory specializing in forensic and environmental analysis, from 1987 to 1988.

     Paul F. Gorman has been a director of the Company since 1991. Mr. Gorman was Chairman of the Board of Chas. T. Main, Inc., an engineering and construction management firm, from 1985 to 1990, and served as Chairman of the Board, Emeritus, of Chas. T. Main from 1990 to 1991.

     Timothy W. Devitt has been a director of the Company since 1993. Mr. Devitt has been a Director of Putnam, Hayes & Bartlett, Inc., a management consulting firm, since 1990 and a Principal of that firm since 1987.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     During the 1995 fiscal year, the Board of Directors of the Company held seven meetings, and the Audit Committee and the Compensation Committee, which are the only standing committees of the Board of Directors, held four meetings and twelve meetings, respectively. No director attended fewer than 86% of the meetings of the Board of Directors and of the committees on which he served.

     The Audit Committee, which currently consists of Messrs. Mandell and Philbin, neither of whom is an employee of the Company, confers with the Company's independent public accountants concerning the scope of their examinations of the Company's financial statements, the Company's accounting policies and internal accounting controls and the results of the independent public accountants' audit examination, and recommends the selection of the Company's independent public accountants to the Board of Directors. The Committee's duties do not include accounting or auditing functions, which are the responsibility of the Company's officers and its independent public accountants.

     The Compensation Committee, which currently consists of Messrs. Gorman and Devitt, neither of whom is an employee of the Company, oversees compensation policy, executive salaries, profit sharing, stock options, employee stock purchase and other incentive compensation plans, and employment contracts.

DIRECTORS' COMPENSATION

     Each non-employee director of the Company (currently, Messrs. Gorman, Devitt, Mandell and Philbin) was paid $1,000 for each Board meeting attended, plus expenses incurred in attending all such meetings. Non-employee directors may also be compensated at the rate of $1,000 per day and receive reimbursement for travel and other expenses for Board related activities. Mr. Gorman is compensated at the rate of $2,000 per quarter and Messrs. Devitt, Mandell and Philbin at the rate of $1,500 per quarter for Committees of the Board on which they serve, and each receives reimbursement for travel and other expenses. Messrs. Gorman, Devitt, Mandell and Philbin received $19,438, $16,500, $18,000 and $19,500, respectively, plus reimbursable expenses, for such activities during fiscal year 1995. Messrs. Gorman and Philbin also provided management consulting services to the Company, for which they were compensated at the rate of $125 per hour plus expenses. Messrs. Gorman and Philbin received $3,000 and $375, respectively, plus expenses, for such services in fiscal year 1995. Directors who are employees of the Company are not compensated separately for serving as directors.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth all compensation paid to the Chief Executive Officer and the four other most highly paid executive officers (the "Named Executive Officers") for services rendered to the Company during its fiscal years ending February 28, 1995, February 28, 1994 and February 28, 1993.

                           SUMMARY COMPENSATION TABLE
                                                                         LONG-TERM
                                                                        COMPENSATION
                                                       ANNUAL           ------------
                                                    COMPENSATION           AWARDS           ALL OTHER
                                                 ------------------     ------------     COMPENSATION(1)
             NAME AND                 FISCAL     SALARY      BONUS      OPTIONS/SARS     ---------------
        PRINCIPAL POSITION             YEAR         $          $            (#)                ($)
- - -----------------------------------   ------     -------     ------     ------------     ---------------
D. T. Goldberg                         1995      189,987       --          --                  7,140
  Chief Executive                      1994      174,990     52,413        --                  8,905
  Officer                              1993      176,296       --          --                 14,750
L. M. Seale                            1995      169,998       --          --                  7,140
  President and Chief                  1994      150,010     26,228        12,800              7,018
  Executive Officer                    1993      141,164       --          --                  6,410
M. Joseph Celi                         1995      150,010       --          --                  7,139
  President                            1994      139,620     19,631         6,200              6,018
  GZA Remediation                      1993      130,240      9,900        --                  5,524
R. M. Simon                            1995      140,005       --          --                  6,740
  Executive Vice President             1994      140,005     19,050        --                  6,686
  Professional Practice                1993      135,370     13,000        --                  7,095
  GZA GeoEnvironmental
J. E. Ayres                            1995      140,005       --          --                  6,740
  Executive Vice President             1994      140,005     19,050        --                  6,810
  Business Development                 1993      155,402       --          --                 11,603
  GZA GeoEnvironmental

- - ---------------
(1) Amounts shown consist of the Company's contribution under the Company's 401(k) Profit Sharing Plan and the value of employer-paid premiums for term life programs. For fiscal 1995, the Company's contributions under the 401(k) Profit Sharing Plan for the accounts of the Named Executive officers were as follows: Mr. Goldberg, $6,000; Mr. Seale, $6,000; Mr. Celi, $5,923; Mr. Simon, $5,600; and Mr. Ayres, $5,600. For fiscal 1995, the value of employer-paid premiums for term life insurance paid for the account of the Named Executive Officers was as follows: Mr. Goldberg, $1,140; Mr. Seale, $1,140; Mr. Celi, $1,216; Mr. Simon, $1,140; and Mr. Ayres, $1,140.

YEAR-END OPTION TABLE

     The following table sets forth certain information regarding stock options held as of February 28, 1995 by the Named Executive Officers.

                       AGGREGATED OPTION/SAR EXERCISES IN
             LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES


                                                         NUMBER OF SECURITIES
                                                              UNDERLYING                   VALUE OF UNEXERCISED
                                                              UNEXERCISED                      IN-THE-MONEY
                                                             OPTIONS/SARS                      OPTIONS/SARS
                          SHARES                          AT FISCAL YEAR END               AT FISCAL YEAR END(1)
                       ACQUIRED ON       VALUE       -----------------------------     -----------------------------
                         EXERCISE       REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
        NAME               (#)            ($)            (#)              (#)              ($)              ($)
- - --------------------   ------------     --------     -----------     -------------     -----------     -------------
D. T. Goldberg              --             --            --               --                --               --
L. M. Seale                 --             --          20,000             --                --               --
M. J. Celi                  --             --           6,800            6,600              --               --
R. M. Simon                 --             --            --               --                --               --
J. E. Ayres                 --             --            --               --                --               --

- - ---------------

(1) The options for all Executive Officers were out-of-the-money on February 28, 1995, i.e., the exercise price of the options exceeded the closing price of the Company's Common Stock on the date as reported by Nasdaq.

CERTAIN AGREEMENTS OF DIRECTORS AND EXECUTIVE OFFICERS

     Each of Messrs. Goldberg, Seale, Simon, Ayres, Celi, Reinig, Powers, Feldman and Hehir has entered into a Non-Competition and Non-Disclosure Agreement with the Company which provides, among other things, that following the termination of his employment, and provided that he complies with certain non-competition covenants set forth in the agreement, he may be entitled to receive, for a period of up to twelve months following such termination, his base salary and certain other benefits.

     The Stock Performance Graph and Compensation Committee Report on Executive Compensation set forth below shall not be deemed to be filed or incorporated by reference in any filing by the Company with the Securities and Exchange Commission.

                            STOCK PERFORMANCE GRAPH

     The following Stock Performance Graph sets forth the cumulative total shareholder return of the Company's Common Stock with the cumulative total return of the equity securities included in the National Association of Securities Dealers Automated Quotation System ("Nasdaq") Index, and of the equity securities of a peer group of issuers in the environmental consulting industry selected by the Company. The issuers included in the peer group are: EA
Engineering Science & Technology, Inc.; The Earth Technology Corp. (USA);
Ecology and Environment, Inc.; EMCON Associates; Groundwater Technology, Inc.;
GZA GeoEnvironmental Technologies, Inc.; Harding Associates, Inc.; Versar, Inc.;
and Roy F. Weston, Inc. The Stock Performance Graph assumes a $100 investment in each issuer on March 1, 1990 and compares the market value of such investment
(assuming reinvestment of dividends, if any) as of the last day of February in each of the five succeeding years. The Company paid no dividends during the period shown.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                 AMONG GZA GEOENVIRONMENTAL TECHNOLOGIES, INC.,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX


                                          GZA
    MEASUREMENT PERIOD                GEOENVIRON
   (FISCAL YEAR COVERED)                 TECH         PEER GROUP     BROAD MARKET
          1990                          100.00          100.00          100.00
          1991                           48.84          115.74          104.75
          1992                           34.88          120.71          115.76
          1993                           36.05           99.76          115.95
          1994                           53.49           97.74          147.74
          1995                           27.91           64.89          141.05

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     The members of the Company's Compensation Committee are Paul F. Gorman and Timothy W. Devitt, neither of whom is or ever has been an officer or employee of the Company or any of its subsidiaries or a party to any relationship of a character required to be disclosed pursuant to Items 402 or 404 of Regulation S-K promulgated by the Securities and Exchange Commission.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee ("Committee") of the Board of Directors has furnished the following report on executive compensation for fiscal year 1995.

     Compensation Policies. The purpose of the Company's policy for compensating its executive officers is to establish aggregate compensation levels which are consistent with the Company's financial performance; to provide appropriate incentives to promote individual performance and goal achievement, thereby enhancing Company profitability and thus shareholder value; and, to grant total compensation sufficiently competitive to retain and, when necessary, attract executive officers capable of leading the Company in the attainment of its business objectives.

     In fiscal 1995, base salaries were selectively increased so as to remain competitive with the levels of compensation paid by comparable firms. Senior executives and selected other Company employees also may qualify for cash bonuses through participation in the Company's Incentive Compensation Plan. To maintain an emphasis on incentive-based compensation, the dollar increases in base salary for fiscal 1995 were modest, and the amount of bonus compensation which could be earned under the Incentive Compensation Plan based on the Company's performance was significantly increased.

     In addition to the Incentive Compensation Plan, senior executives are eligible to participate in various benefit programs provided to all full-time employees in varying degrees -- including the Company's 401(k) Profit Sharing Plan and a supplemental insurance program whereby term insurance premiums are paid by the Company on behalf of senior executives and selected other Company employees.

     Base Salaries. The salaries of the executive officers are established annually by evaluating requirements of the position, the contribution of the individual executive to Company performance and the executive's responsibility, experience and potential. Base salaries of executive officers are intended to be comparable to median salaries of a peer group of comparably sized companies and to salaries of executive officers reported in an environmental industry salary survey. In making such comparisons, the Company's financial performance as well as non-financial measures such as contributions to the success of the Company's strategic plan are considered. In fiscal year 1995, the base salaries of certain of the executive officers named in the Summary Compensation Table were increased, as compared with 1994, to be consistent with their current duties and responsibilities.

     Chief Executive Officer Compensation. The base salary of Donald T. Goldberg, the Chief Executive Officer of the Company, was $189,987 for the fiscal year 1995 -- an increase of about nine percent compared with 1994 base salary of $174,990. Consistent with the policy (as previously stated) of providing a significant portion of total compensation in the form of incentive compensation, Mr. Goldberg's potential bonus was also increased.

     The Company experienced a significant downturn in performance for fiscal year 1995 versus fiscal year 1994 such that no bonus payments were made to the Chief Executive Officer or any of the four other Named Executive Officers under the Incentive Compensation Plan.

     Communications with Shareholders. The Committee is responsible for communicating with shareholders regarding the Company's compensation policy and to ensure that the Board of Directors understands shareholders' perspectives regarding executive compensation. Members of the Committee may, when appropriate, respond to shareholder concerns about compensation in subsequent reports or proxy statements. Comments and questions may be addressed to:


            Paul F. Gorman, P.E.                           Timothy W. Devitt, P.E.
            c/o GZA GeoEnvironmental                       c/o GZA GeoEnvironmental
              Technologies, Inc.                           Technologies, Inc.
            320 Needham Street                             320 Needham Street
            Newton Upper Falls, MA 02164                   Newton Upper Falls, MA 02164


                                 Compensation Committee

                                 By:  Paul F. Gorman, Chair
                                     Timothy W. Devitt

                                 As of February 28, 1995


                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock at May 26, 1995, the record date for the
Annual Meeting, by each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, each of the
Company's current directors and nominees for election as director, each of the
Named Executive Officers, and all directors and officers of the Company as a group:
                                                                                       PERCENT
                                                                     NUMBER OF         OF
                                                                      SHARES           OUTSTANDING
                        NAME OF INDIVIDUAL OR                        BENEFICIALLY      COMMON
                      NUMBER OF PERSONS IN GROUP                     OWNED(1)          STOCK
    --------------------------------------------------------------   ---------         ----
    William S. Zoino(2)...........................................     433,368         11.3%
    Donald T. Goldberg(2)(3)......................................     411,239         10.7%
    Joseph D. Guertin, Jr.(2).....................................     201,595          5.3%
    Heartland Advisors(4).........................................     200,500          5.2%
    John E. Ayres.................................................     166,883          4.3%
    Richard M. Simon(5)...........................................      67,547          1.8%
    Michael A. Powers.............................................      59,262          1.5%
    Lawrence Feldman..............................................      54,481          1.4%
    Joseph P. Hehir...............................................      39,080          1.0%
    Leonard M. Seale..............................................      33,430          0.9%
    Irvine G. Reinig II...........................................      30,232          0.8%
    M. Joseph Celi................................................      15,305          0.4%
    Timothy W. Devitt.............................................       6,750          0.2%
    Lewis Mandell.................................................       4,500          0.1%
    Paul F. Gorman................................................       3,500          0.1%
    Thomas W. Philbin.............................................       2,500          0.1%
    All directors and officers as a group (13 persons)............     894,709         23.3%

- - ---------------
(1) Includes, where applicable, shares issuable pursuant to options exercisable within 60 days of the date of this table.

(2) The business address of Mr. Goldberg and Mr. Guertin, each of whom owns more than 5% of the Company's Common Stock, is 320 Needham Street, Newton Upper Falls, MA 02164. The home address of Mr. Zoino is 175 Moraine Street, Brockton, MA 02401. The address for Heartland Advisors is 790 North Milwaukee Street, Milwaukee, WI 53202.

(3) Includes 100,000 shares held by a family trust for family members of Mr. Goldberg. Mr. Goldberg, who is not a trustee of the trust, disclaims beneficial ownership of these shares.

(4) As of March 31, 1995, information based upon Form 13(f) filed by Heartland Advisors with the Securities and Exchange Commission.

(5) Includes 410 shares held by Mr. Simon's son. Mr. Simon disclaims beneficial ownership of these shares.

                              CERTAIN TRANSACTIONS

     The Company leases certain of its facilities from employees, some of whom are directors, executive officers or stockholders of the Company, or from entities in which such persons have interests.

     The Company's principal facility in Newton Upper Falls, Massachusetts is leased from Donald T. Goldberg, Chairman of the Board and Chief Executive Officer of the Company, and William S. Zoino, formerly a director and executive officer and currently a beneficial owner of more than five percent of the outstanding Common Stock of the Company, who own the property as tenants in common. Rental payments to Messrs. Goldberg and Zoino aggregated $713,589 for fiscal 1995.

     The Company's Brockton, Massachusetts facility is leased from GZA Investment Associates Trust, a Massachusetts business trust whose shareholders are Messrs. Goldberg and Zoino, along with Joseph D. Guertin, Jr. and John E. Ayres (each of whom is a director, executive officer or beneficial owner of more than five percent of the outstanding Common Stock of the Company) and two other employees of the Company. Lease payments to GZA Investment Associates Trust totalled $72,000 in fiscal 1995.

     The Company's Manchester, New Hampshire facility is leased from GZNH Associates, a New Hampshire general partnership whose partners are Messrs. Zoino and Guertin, Richard M. Simon and Joseph P. Hehir (each of whom is a director, executive officer or beneficial owner of more than five percent of the outstanding Common Stock of the Company) and three other employees or former employees of the Company. Lease payments to GZNH Associates totalled $129,624 in fiscal 1995.

     The Company's Providence, Rhode Island facility is leased from GZRI Associates, a Rhode Island general partnership whose partners are Messrs. Goldberg and Zoino and Michael A. Powers (each of whom is a director, executive officer, or beneficial owner of more than five percent of the outstanding Common Stock of the Company) and three other employees of the Company. Lease payments to GZRI Associates totalled $111,728 in fiscal 1995.

     The Company believes that the foregoing leases were entered into on terms no less favorable to the Company than could reasonably have been obtained in arm's-length transactions with independent third parties.

                     APPROVAL OF 1995 STOCK INCENTIVE PLAN

     The Company's 1995 Stock Incentive Plan, in the form included as an Exhibit to this Proxy Statement (the "1995 Plan"), was adopted by the Board of Directors of the Company on March 14, 1995. The 1995 Plan authorizes the issuance of up to 200,000 shares of Common Stock to officers and key employees of the Company and certain members of the Board of Directors of the Company. The purpose of the 1995 Plan is to encourage and enable the officers, employees and directors of the Company -- upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business -- to acquire an equity interest in the Company. The Board of Directors anticipates that providing such persons with a direct stake in the Company's welfare will assure a closer identification of the interests of participants in the 1995 Plan with those of the stockholders of the Company, thereby stimulating the participants' efforts on the Company's behalf and strengthening their desire to remain with the Company.

DESCRIPTION OF THE 1995 PLAN

     The 1995 Plan is administered by a committee of the Board of Directors of the Company (the "Committee") consisting of at least two "Outside Directors" (i.e., directors who are not employees of the Company and who have not been granted any Award under the 1995 Plan or an option under any stock option plan of the Company within the one-year period preceding their service on the Committee). Members of the Committee are not eligible to receive shares of Common Stock under the 1995 Plan while serving on the Committee. The current members of the Committee are Timothy W. Devitt and Paul F. Gorman.

     The Committee in its discretion may grant "Restricted Stock Awards" to eligible persons. It is the current intention of the Committee to grant Restricted Stock Awards representing specific dollar amounts of Common Stock to employees who are promoted to specified levels of responsibility within the Company.

     A Restricted Stock Award is an award entitling the recipient to acquire, at no cost, shares of Common Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock"). Except as otherwise determined by the Committee, as a condition to an Award of shares of Restricted Stock, a recipient of such Award must either own or agree in writing to acquire within one year of the date of any such Award, shares of Common Stock (excluding shares of Restricted Stock acquired pursuant to previous Awards under the 1995 Plan) at least equal in number to the number of shares of Restricted Stock subject to such Award (the "Qualifying Shares"). In no event may any participant in the 1995 Plan be granted Restricted Stock Awards with respect to more than 20,000 shares of Common Stock in any calendar year. The closing price of the Common Stock on June 1, 1995, as reported by the Nasdaq National Market, was $3.25.

     Generally, shares of Restricted Stock awarded to recipients under the 1995 Plan may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, except as described below. In the event of termination of employment by the Company for any reason (including, without limitation, death, disability or retirement), the recipient or the recipient's legal representative shall, unless otherwise determined by the Committee in its sole discretion, forfeit to the Company the shares of Restricted Stock with respect to which conditions have not lapsed or otherwise been satisfied.

     The Committee at the time of the grant specifies the date or dates and other conditions, if any, on which the non-transferability of the Restricted Stock and the Company's right of forfeiture shall lapse. Subsequent to such date or dates and/or the satisfaction of such other conditions, if any, the shares with respect to which all restrictions have lapsed are no longer Restricted Stock and are deemed "vested". Except as otherwise determined by the Committee, shares of Restricted Stock granted in an Award (i) vest in five equal annual installments beginning on the first anniversary of the date of grant of such Award and concluding on the fifth such anniversary (each, a "Vesting Date") and
(ii) vest on any Vesting Date only if on such Vesting Date the recipient of such Award owns not less than the number of Qualifying Shares he or she was required to own (or agreed to purchase) as a condition of the grant of such Award. In the event that, on any Vesting Date, the recipient of such Award does not beneficially own the required number of Qualifying Shares, all vesting of such Award thereupon terminates and all unvested shares are forfeited to the Company. The Committee may at any time accelerate such date or dates and otherwise waive or, subject to provisions of the 1995 Plan, amend any conditions of the Award.

     The Company intends to file a registration statement on Form S-8 covering the shares of Common Stock issuable pursuant to the 1995 Plan, and once registered, all such shares will, when issued and vested, be eligible for resale in the public market.

FEDERAL TAX ASPECTS OF THE 1995 PLAN

     Under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), a person who receives stock of the Company in connection with the performance of services realizes compensation income equal to the difference between the fair market value of the stock on the date of issuance and the stock's purchase price; provided, however, that such person will not have taxable income at such time if the stock is not transferable and is subject to substantial risk of forfeiture. Even when stock is not transferable and is subject to substantial risk of forfeiture, such person may elect to be taxed on compensation deemed to have been realized as of the date of issuance under
Section 83(b) of the Code. Generally, the Company intends that the restrictions on the Common Stock issued under the 1995 Plan should constitute a "substantial risk of forfeiture" as that term is used in Section 83.

     Under the 1995 Plan, it is a condition to the grant of any Award that the recipient of such Award must elect pursuant to Section 83(b) of the Code to recognize compensation income based on the difference of the fair market value of the Award on the date of issuance and the Award's purchase price (zero, in the case of shares acquired pursuant to outright grants under the Plan). Since such compensation income represents wages for federal tax purposes, the Company will be required to withhold income taxes and social security taxes based on the fair market value of the Award. Upon sale or disposition of the shares of Common Stock awarded to a recipient, any gain (the holding period for purposes of determining whether the gain is long- or short-term is deemed to have begun on the date of issuance if an election to realize compensation income pursuant to
Section 83(b) of the Code is made as of such date).

     The election to recognize compensation income will require the withholding of taxes by the Company at ordinary income rates at the time of issuance of an Award. A recipient of an Award may satisfy the withholding obligation by paying the Company cash, authorizing the Company to withhold shares of Common Stock issued pursuant to such Award or transferring to the Company shares of Common Stock owned by the recipient. If a person who receives an Award subsequently forfeits some or all of the shares granted pursuant to the Award, or if the fair market value of the Restricted Stock on the date or dates of disposition of the Restricted Stock is less than the value on the date of issuance, such person will not be permitted to claim any tax deductions with respect to previously reported income, although such person would be entitled to a capital loss equal to the difference between the value of the shares on the date of issuance and the price received upon disposition (zero, in the case of forfeiture).

REQUIRED VOTE

     If a quorum is present at the 1995 Annual Meeting, the affirmative vote of holders of a majority of the Common Stock present or represented and voted at the Meeting is required to approve the 1995 Plan. The Board of Directors recommends that you vote FOR the approval of the 1995 Plan.

                          INCREASE IN NUMBER OF SHARES
                        AVAILABLE FOR ISSUANCE UNDER THE
                       1992 EMPLOYEE STOCK PURCHASE PLAN

     The Company's 1992 Employee Stock Purchase Plan (the "1992 Plan") allows for the issuance of up to an aggregate of 120,000 shares of Common Stock. The Company is proposing that the 1992 Plan be amended to increase the number of shares of Common Stock available for issuance thereunder to 220,000. The Board of Directors of the Company, which has approved the increase in the number of shares available for issuance under the 1992 Plan, believes that the proposed increase will enable the Company to continue its policy of encouraging employee equity participation in the Company by enabling employees to purchase the Company's Common Stock at a discount from the market price through voluntary payroll deductions.

DESCRIPTION OF THE 1992 PLAN

     All employees of the Company whose customary employment is substantially full time are eligible to participate in the 1992 Plan. Employees who own 5% or more of the Common Stock of the Company, certain highly compensated employees, and directors who are not employees are not eligible to participate. The 1992 Plan is administered by the Compensation Committee of the Board of Directors of the Company.

     On the first day of a designated semi-annual payroll deduction period (the "Offering Period"), the Company grants to each eligible employee who has elected in writing to participate in the 1992 Plan an option to purchase shares of Common Stock as follows: the employee may authorize a percentage (not less than 1% nor more than 10%) to be deducted by the Company from such employee's compensation during the Offering Period. On the last day of the Offering Period, the employee is deemed to have exercised the option, at the option exercise price, to the extent of accumulated payroll deductions. Under the terms of the 1992 Plan, the option exercise price is an amount equal to 85% of the fair market value per share of the Common Stock on either the first or last day of the Offering Period, whichever is lower.

     If an employee is not a participant on the last day of the Offering Period, such employee is not entitled to exercise any option, and the amount of such employee's accumulated payroll deductions is refunded. Any employee's rights under the 1992 Plan terminate upon voluntary withdrawal from the 1992 Plan at any time, or when such employee ceases employment because of retirement, resignation, lay-off or discharge, except that if an employee's employment terminates due to death, his beneficiary has the right to withdraw all of the payroll deductions or to exercise any option granted prior to his death.

     No employee may be granted an option that would permit such employee's rights to purchase Common Stock to accrue at a rate which exceeds $25,000 in fair market value of such stock, at such time as the option is granted, for any calendar year during which such option is outstanding at any time.

     The first Offering Period under the 1992 Plan commenced on March 1, 1992. The current Offering Period commenced on March 1, 1995, and 51 employees of the Company (representing approximately 10% of those eligible to participate) have elected to participate in the current Offering Period. As of March 1, 1995 the Company had issued and sold an aggregate of 88,970 shares of Common Stock pursuant to the 1992 Plan. Without taking into account the proposed amendment to the 1992 Plan, 31,030 shares of Common Stock remained available for future issuance under the 1992 Plan.

     If the increase in the number of shares of Common Stock available for issuance under the 1992 Plan is approved by the shareholders, the Company intends to file a registration statement on Form S-8 covering the additional shares of Common Stock issuable pursuant to the 1992 Plan, and once registered, all such shares will, when issued, be eligible for resale in the public market.

FEDERAL TAX ASPECTS OF THE 1992 PLAN

     If an employee acquires shares of Common Stock pursuant to the 1992 Plan and does not dispose of them within two years after the commencement of the Offering Period pursuant to which the shares were acquired (the "offering Commencement date"), nor within one year after the date on which the shares were acquired, any gain realized upon subsequent disposition will be taxable as a long-term capital gain, except that the portion of such gain equal to the lesser of (a) the excess of the fair market value of the shares on the date of disposition over the amount paid to the Company upon purchase of the shares, or
(b) the excess of the fair market value of the shares on the Offering Commencement Date over the amount paid upon purchase of the shares, is taxable as ordinary income. There is no corresponding deduction for the Company, however. If the employee disposes of the shares at a price less than the price at which the employee acquired the shares, the employee realizes no ordinary income and has a long-term capital loss measured by the difference between the purchase price and the selling price.

     If the employee disposes of shares acquired pursuant to the 1992 Plan within two years after the Offering Commencement Date of the Offering Period pursuant to which the shares were acquired, or within one year after the date on which the shares were acquired, the difference between the purchase price and the fair market value of the shares at the time of purchase will be taxable to the employee as ordinary income in the year of disposition. In this event, the Company may deduct from its gross income an amount equal to the amount treated as ordinary income to each such employee. Any excess of the selling price over the fair market value at the time the employee purchased the shares will be taxable as long-term or short-term capital gain, depending upon the period for which the shares were held. If any shares are disposed of within either the two-year or one-year period at a price less than the fair market value at the time of purchase, the same amount of ordinary income (i.e., the difference between the purchase price and the fair market value of the shares at the time of purchase) is recognized, and a capital loss is recognized equal to the difference between the fair market value of the shares at the time of purchase and the selling price.

     If the participating employee should die while owning shares acquired under the 1992 Plan, ordinary income may be reportable on the employee's final income tax return.

REQUIRED VOTE

     If a quorum is present at the 1995 Annual Meeting, the affirmative vote of holders of a majority of the Common Stock present or represented and voted at the Meeting is required to amend the 1992 Plan to increase the number of shares available for issuance thereunder. The Board of Directors recommends that you vote FOR the increase in the number of shares available for issuance under the 1992 Plan.

                               NEW PLAN BENEFITS

     The Company is unable to determine the dollar value in number of options or other benefits or amounts that will be received by or allocated to (i) any of the Named Executive Officers, (ii) the current executive officers (as a group),
(iii) the current directors who are not executive officers (as a group) or (iv) the employees who are not executive officers (as a group), as a result of the adoption of the 1995 Plan or the amendment to the 1992 Plan. The amendment to the 1992 Plan, if it had been effective during fiscal 1995, would not have affected the dollar value or number of options or other benefits or amounts received by or allocated to such persons during fiscal 1995. Had the 1995 Plan been in effect during fiscal 1995, based on the current policies of the Committee, no Awards would have been received by any current executive officer or director of the Company, and the aggregate dollar value of and number of shares of Common Stock represented by Awards to all employees of the Company as a group (assuming a share price of $3.00 per share, the closing price of the Common Stock on February 28, 1995 as reported by the Nasdaq National Market) would have been $18,000 and 6,000 shares, respectively. Since the adoption of the 1995 Plan in March 1995, no Award has been granted to any executive officer or director of the Company and Awards having an aggregate dollar value of $55,362, representing 18,454 shares of Common Stock, have been made to, and accepted by, a total of 11 employees of the Company.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has appointed Coopers & Lybrand as the Company's independent public accountants for the 1996 fiscal year, and submits this appointment for ratification by the stockholders at the 1995 Annual Meeting. Representatives of Coopers & Lybrand are expected to be present at the 1995 Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     If a quorum is present at the 1995 Annual Meeting, the affirmative vote of holders of a majority of the Common Stock present or represented and voted at the meeting is required to ratify the appointment of the Company's independent public accountants.

     The Board of Directors recommends that you vote FOR the ratification of the appointment of Coopers & Lybrand as the Company's independent public accountants for the 1996 fiscal year.

               PROPOSALS OF STOCKHOLDERS FOR 1996 ANNUAL MEETING

     Proposals of stockholders of the Company intended to be presented at the 1996 Annual Meeting of Stockholders of the Company must, in order to be included in the Company's Proxy Statement and the form of proxy for the 1996 Annual Meeting, be received at the Company's principal executive offices no later than February 6, 1996.

     In addition, under the by-laws of the Company, any stockholder intending to present at the 1996 Annual Meeting (a) any proposal (other than a proposal by, or at the direction of, the Board of Directors of the Company) which proposal relates to nomination of candidates for election as directors of the Company or
(b) any other proposal not made by, or at the direction of, the Board of Directors, Chairman of the Board or President of the Company, must give written notice of such proposal (including certain information about any nominee or matter proposed and the proposing stockholder) to the Secretary of the Company not later than March 9, 1996 and not before December 10, 1995; provided, however, that if less than 70 days' notice or prior public disclosure of the scheduled Annual Meeting is given or made, such notice from the shareholder, to be timely, must be given within 10 days following public disclosure or mailing of notice of the meeting, whichever is earlier.

                             AVAILABLE INFORMATION

     Management of the Company will provide, without charge, a copy of its most recent annual report on Form 10-K (excluding exhibits but including any financial statements and financial statement schedules included or incorporated by reference therein) to each person solicited by this Proxy Statement at his or her written request, addressed to the Company at 320 Needham Street, Newton Upper Falls, Massachusetts 02164, Attention: Investor Relations.

     The date of this Proxy Statement is June 19, 1995.

                                      GZA
                                      1995
                              STOCK INCENTIVE PLAN


SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

         The name of the plan is the GZA 1995 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees and directors of GZA GeoEnvironmental Technologies, Inc. (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire an equity interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company's shareholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

         The following terms shall be defined as set forth below:

         "Act" means the Securities Exchange Act of 1934, as amended.

         "Award" or "Awards" shall include Restricted Stock Awards and Unrestricted Stock Awards.

         "Board" means the Board of Directors of the Company.

         "Change of Control" shall have the meaning set forth in Section 10.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

         "Committee" shall have the meaning set forth in Section 2.

         "Effective Date" means the date on which the Plan is approved by the Board as set forth in Section 12.

         "Eligible Person" shall have the meaning set forth in Section 4.

         "Fair Market Value" on any given date means (a) the average of the closing prices per share of the Stock on each of the ten (10) trading days immediately preceding such date as reported by a nationally recognized stock exchange, or, if the Stock is not listed on such an exchange, as reported by NASDAQ, or (b), if the Stock is not listed on an exchange or quoted on NASDAQ, the fair market value of the Stock as determined by the Committee.

         "Outside Director" means any director who (i) is not an employee of the Company or of any subsidiary of the Company, and (ii) has not been granted any Award under this Plan or pursuant to any stock option plan of the Company within the one-year period preceding his or her service on the Committee.

         "Qualifying Shares" shall have the meaning set forth in Section 5(a).

         "Restricted Stock Award" means an Award granted pursuant to Section 5.

         "Stock" means the Common Stock, $.01 par value per share, of the Company, subject to adjustments pursuant to Section 3.

         "Subsidiary" means a subsidiary as set forth in Section 424 of the Code.

SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS.

         (a) Committee. The Plan shall be administered by a Committee (the "Committee") consisting of at least two Outside Directors. It is the intention of the Company that the Plan shall be administered by "disinterested persons" within the meaning of Rule 16b-3 under the Act, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not a disinterested person. Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.

         (b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

                 (i) to select the officers and other employees of the Company and its Subsidiaries to whom Awards may from time to time be granted;

                 (ii) to determine the time or times of grant, and the type of Award granted to any one or more participants;

                 (iii) to determine the number of shares to be covered by any Award;

                 (iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

                 (v) to accelerate the vesting of all or any portion of any Award; and

                 (vi) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

         All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

SECTION 3.       SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION.

         (a) Shares Issuable. The maximum number of shares of Stock with respect to which Awards may be granted under the Plan shall be 200,000. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, or otherwise terminated shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

         (b) Limitation on Awards. In no event may any Plan participant be granted Awards with respect to more than 20,000 shares of Stock in any calendar year. The number of shares of Stock relating to an Award granted to a Plan participant in a calendar year that is subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in such calendar year.

         (c) Stock Dividends, Mergers, etc. In the event that, after approval of the Plan by the stockholders of the Company in accordance with
Section 12, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Sections 3(a) and (b) above), and (ii) the number and kind of shares remaining subject to outstanding Awards. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide, subject, however, to the provisions of Section 10.

         (d) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. The shares which may be delivered under such substitute awards shall be in addition to the maximum number of shares provided for in Section 3(a) only to the extent that the substitute Awards are both (i) granted to persons whose relationship to the Company does not make (and is not expected to make) them subject to
Section 16(b) of the Act; and (ii) granted in substitution for awards issued under a plan approved, to the extent then required under Rule 16b-3 (or any successor rule under the Act), by the stockholders of the entity which issued such predecessor awards.

SECTION 4.       ELIGIBILITY.

         Awards may be granted to officers or other key employees of the Company or its Subsidiaries, and to members of the Board regardless of whether they are also employees ("Eligible Persons"), provided, however, that members of the Committee at the time of grant shall not constitute Eligible Persons.

SECTION 5.       RESTRICTED STOCK AWARDS.

         (a) Nature of Restricted Stock Award. The Committee in its discretion may grant Restricted Stock Awards to any Eligible Person. A Restricted Stock Award is an Award entitling the recipient to acquire, at no cost, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock"). Shares of Restricted Stock may be granted in respect of past services or other valid consideration. Except as otherwise determined by the Committee, as a condition to the Award of shares of Restricted Stock, a recipient of such Award must either own, or agree in writing to acquire within one year of the date of any such Award, shares of Stock (excluding shares of Restricted Stock acquired pursuant to previous Awards hereunder) at least equal in number to the number of shares of Restricted Stock subject to such Award (the "Qualifying Shares").

         (b) Acceptance of Award. A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the award date by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Restricted Stock Award in such form as the Committee shall determine.

         (c) Rights as a Stockholder. Upon complying with Section 5(b) above, a participant shall have all the rights of a stockholder with respect to the Restricted Stock, including voting and dividend rights, subject to non-transferability restrictions and Company forfeiture rights described in this Section 5 and subject to such other conditions, if any, contained in the written instrument evidencing the Restricted Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 5(e) below.

         (d) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Subsidiaries for any reason (including, without limitation, death, disability or retirement), the participant or the participant's legal representative shall, unless otherwise determined by the Committee in its sole discretion, forfeit to the Company the shares of Restricted Stock with respect to which conditions have not lapsed or otherwise been satisfied. Except as otherwise specified in the written instrument evidencing the Restricted Award or otherwise determined in writing by the Committee, such forfeiture shall be effective on the thirtieth (30th) day following such termination of employment.

         (e) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and other conditions, if any, on which the non-transferability of the Restricted Stock and the Company's right of forfeiture shall lapse. Subsequent to such date or dates and/or the satisfaction of such other conditions, if any, the shares with respect to which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested". Except as otherwise determined by the Committee, shares of Restricted Stock granted in an Award (i) shall vest in five equal annual installments beginning on the first anniversary of the date of grant of such Award and concluding on the fifth such anniversary (each, a "Vesting Date") and
(ii) shall vest on any Vesting Date only if on such Vesting Date the recipient owns not less than the number of Qualifying Shares he or she was required to own (or agreed to purchase) as a condition of the grant of such Award. In the event that, on any Vesting Date, the Holder does not beneficially own the required number of Qualifying Shares, all vesting of such Award shall thereupon terminate and all unvested shares shall be forfeited to the Company. The Committee may at any time accelerate such date or dates and otherwise waive or, subject to Section 8, amend any conditions of the Award.

         (f) Certificate from Recipient. The Committee may require that, as a condition to receipt of a Restricted Stock Award or the vesting of a Restricted Stock Award and delivery to the recipient of a certificate evidencing the vested shares, the recipient provide the Company with satisfactory evidence that the recipient has satisfied those conditions established by the Committee and/or this Plan with respect to the grant or vesting of such Award.

         (g) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 6.       TAX WITHHOLDING.

         (a) As a condition to the grant and acceptance of any Award hereunder, each participant shall execute and file or deliver to the Company for filing with the Internal Revenue Service an election under Section 83(b) of the Code to have the fair value of the total number of shares subject to the Award included in the gross income of the participant for Federal income tax purposes in the year in which the Award was granted.

         (b) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

         (c) Payment in Shares. Each participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due with respect to such Award, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

         (d) Tax Withholding Election by Section 16 Persons. With respect to any participant who is subject to Section 16 of the Act, the following additional restrictions shall apply:

              (A) the election to satisfy tax withholding obligations relating to an Award in the manner permitted by the foregoing Section 6(b) shall be made either (1) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, or (2) at least six months prior to the date as of which the receipt of such an Award first becomes a taxable event for Federal income tax purposes;

              (B) such election shall be irrevocable;

              (C) such election shall be subject to the consent or approval of the Committee; and

              (D) the Stock withheld to satisfy tax withholding, if granted at the discretion of the Committee, must pertain to an Award which has been held by the participant for at least six months from the date of grant of the Award.

SECTION 7.       TRANSFER, LEAVE OF ABSENCE, ETC.

     For purposes of the Plan, the following events shall not be deemed a termination of employment:

         (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another;

         (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 8.       AMENDMENTS AND TERMINATION.

     The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards, but such substitute Awards must satisfy the requirements which would apply to the substitute Award if it were then initially granted under this
Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. However, no such amendment, unless approved by the stockholders of the Company, shall be effective if it would cause the Plan, or transactions under the Plan, to fail to satisfy the requirements of Rule 16b-3 or any successor rule under the Act as in effect on the date of such amendment, or to cause any member of the Committee to cease to be a disinterested person (within the meaning of Rule 16b-3 under the Act) with respect to this Plan or any other plan of the Company.

SECTION 9.  STATUS OF PLAN.

     With respect to the portion of any payments in cash, Stock or other consideration authorized by the Committee but not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 10.  CHANGE OF CONTROL PROVISIONS.

         (a)     Upon the occurrence of a Change of Control as defined in this
Section 10:

               (i) after the effective date of such Change of Control, each holder of an outstanding Restricted Stock Award shall be entitled to receive, in lieu of shares of Stock, shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received in connection with the Change of Control; or

                 (ii) the Committee may waive all conditions and restrictions on each Restricted Stock Award effective upon a date prior or subsequent to the effective date of such Change of Control, specified by the Committee.

         (b) "Change of Control" shall mean the occurrence of any one of the following events:

              (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities;

                 (ii) persons who, as of March 14, 1995, constituted the Company's Board (the "Incumbent Board") cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to March 14, 1995 whose election was approved by, or who was nominated with the approval of, at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Plan, be considered a member of the Incumbent Board;

                 (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                 (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

SECTION 11.  GENERAL PROVISIONS.

         (a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

         No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

         (b) Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company. Except as otherwise provided by the Committee, as promptly as practicable after conditions for the vesting of any shares of Restricted Stock granted hereunder have been met and after the grant of any shares of Unrestricted Stock, the Company shall deliver to the person thereafter entitled to such shares at the address specified by such person a certificate or certificates for the number of shares with respect to which conditions to vesting have been met (in the case of Restricted Stock) issued in the name of such person. As a condition of such delivery, the company may require such person to remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto.

         (c)     Other Compensation Arrangements; No Employment Rights.
Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Subsidiary.

         (d) Fractional Shares. Except as otherwise provided by the Committee, in case at the time such shares vest, the number of vested shares deliverable to the holder thereof is not a whole number, any such fractional shares shall cumulate for purposes of the vesting schedule.

SECTION 12.  EFFECTIVE DATE OF PLAN.

         The Plan shall become effective upon adoption by the Board. In addition, the Plan shall be submitted to the stockholders of the Company for consideration at the next annual meeting of the stockholders of the Company following such adoption for the purpose of obtaining the requisite approval of the Plan with respect to Awards subsequent to the date of such stockholder approval pursuant to Rule 16b-3 promulgated under the Act.

SECTION 13.  GOVERNING LAW.

         This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws.

PROXY


                     GZA ENVIRONMENTAL TECHNOLOGIES, INC.

                              320 Needham Street
                  Newton Upper Falls, Massachusetts   02164

                   Proxy for Annual Meeting of Stockholders
                         to be held on July 11, 1995.



The undersigned hereby constitutes and appoints Donald T. Goldberg, Leonard M. Seale and Joseph D. Guertin, Jr., and each of them acting singly, as proxies of the undersigned, each with full power to appoint his substitute, and authorizes each of them, and each substitute so appointed, to represent and vote all shares of Common Stock of GZA GeoEnvironmental Technologies, Inc. (the "Company") held of record by the undersigned at the close of business on May 26, 1995 at the Annual Meeting of Stockholders of the Company to be held at The Sheraton Needham Hotel, 100 Cabot Street, Needham, Massachusetts on July 11, 1995 at 10:00 a.m. local time and at any adjournments thereof.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders and of the Proxy Statement relating thereto, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

Comments/Address Change:
                        --------------------------------------------------------

- - --------------------------------------------------------------------------------

- - --------------------------------------------------------------------------------

- - ---------------------------------------------------------------------------GZACM

/ X / PLEASE MARK VOTES
      AS IN THIS EXAMPLE

1.)  Proposal to elect the following                       WITH-        FOR ALL
     nominees to three year terms as Class      FOR        HOLD         EXCEPT
     I Directors.                              /  /        /  /          /  /

     DONALD T. GOLDBERG, THOMAS W. PHILBIN AND IRVINE G. REINIG II

     To withhold authority to vote for any individual nominee, check the "For All Except" box and strike a line through that nominee's name in the list above.

     NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

                                                  ----------------------------
    Please be sure to sign date this Proxy.         Date
- - ------------------------------------------------------------------------------



- - ---------Stockholder sign here------------------Co-owner sign here-----------


                                                  FOR      AGAINST     ABSTAIN
2.)  Proposal to approve the Company's 1995      /  /       /  /        /  /
     Stock Incentive Plan.

                                                  FOR      AGAINST     ABSTAIN
3.)  Proposal to approve an amendment to the     /  /       /  /        /  /
     Company's 1992 Employee Stock Purchase
     Plan to increase the number of shares
     reserved for issuance thereunder by
     100,000 shares.

                                                  FOR      AGAINST     ABSTAIN
4.)  Proposal to ratify the appointment of       /  /       /  /        /  /
     Coopers & Lybrand as the Company's
     Independent public accoutants for the
     fiscal year ending February 29, 1996.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4 AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

- - -------------------------------------------------------------------------------

DETACH CARD                                                         DETACH CARD


                   GZA GEOENVIRONMENTAL TECHNOLOGIES, INC.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy material.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, July 11, 1995, in order to be voted at the meeting.

Thank you in advance for your consideration of these matters.

Sincerely,


GZA GeoEnvironmental Technologies, Inc.